Exhibit 23
(Form 10-K)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Citizens Banking Corporation of our reports dated February 27, 2007, with respect to the consolidated financial statements of Citizens Banking Corporation and subsidiaries, Citizens Banking Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Citizens Banking Corporation, included in the 2006 Annual Report to Shareholders of Citizens Banking Corporation.
We also consent to the incorporation by reference into the following Registration Statements:
Registration Statement No. 33-47686 on Form S-8 dated May 5, 1992
      Citizens Banking Corporation Second Amended Stock Option Plan;
Registration Statement No. 333-09455 on Form S-8 dated August 2, 1996
      Citizens Banking Corporation Amended and Restated Section 401(k) Plan;
Registration Statement No. 333-86569 on Form S-8 to Form S-4 dated December 22, 1999
      F&M Bancorporation, Inc. Stock Option Plans;
Registration Statement No. 333-40100 on Form S-8 dated June 26, 2000
      Citizens Banking Corporation All-Employee Stock Option Plan;
Registration Statement No. 333-86326 on Form S-8 dated April 16, 2002
      Citizens Banking Corporation Stock Compensation Plan;
Registration Statement No. 33-61197 on Form S-8 dated February 24, 2003
      Citizens Banking Corporation Stock Plan for Directors;
Registration Statement No. 333-104472 on Form S-4 dated June 9, 2003 pertaining to the registration of $125,000,000 of subordinated notes;
Registration Statement No. 333-136946 on Form S-4 dated August 28, 2006 pertaining to the registration of securities, business combinations;
Registration Statement No. 333-137490 on Form S-3 dated September 21, 2006 pertaining to the automatic shelf registration statement of securities of well-known seasoned issuers;
Registration Statement No. 333-136946 on Form S-4/A dated October 24, 2006 pertaining to the registration of securities, business combinations;
Registration Statement No. 333-136946 on Form S-8 dated January 22, 2007 pertaining to securities to be offered to employees in employee benefit plans post-effective amendments.
of our reports dated February 27, 2007, with respect to the consolidated financial statements of Citizens Banking Corporation and subsidiaries, and with respect to the Citizens Banking Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Citizens Banking Corporation, incorporated by reference in the 2006 Annual Report (Form 10-K).

/s/ Ernst & Young LLP

Detroit, Michigan
February 27, 2007